Exhibit 99.1

Neuralstem Announces $2.1 Million Registered Direct Offering

GERMANTOWN, Md., Oct. 26, 2018 (GLOBE NEWSWIRE) -- Neuralstem, Inc. (Nasdaq:CUR), a biopharmaceutical company focused on developing novel treatments for nervous system diseases, today announced that it has entered into definitive agreements with institutional investors for the purchase of 3,000,000 shares of its common stock, at a purchase price per share of $0.70, in a registered direct offering. Additionally, Neuralstem has also agreed to issue to the investors unregistered warrants to purchase up to 3,000,000 shares of its common stock. The closing of the offering is expected to take place on or about October 29, 2018, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The warrants have an exercise price of $0.75 per share of common stock, will be exercisable commencing six months following the issuance date and will expire five and one-half years from the issuance date.

The gross proceeds to Neuralstem, before deducting placement agent fees and other offering expenses, are expected to be $2.1 million. Neuralstem intends to use the net proceeds from this offering to further its clinical and preclinical programs, and for general working capital.

The shares of common stock (but not the warrants or the shares of common stock underlying the warrants) are being offered by Neuralstem pursuant to a “shelf” registration statement on Form S-3 that was filed and declared effective by the Securities and Exchange Commission (“SEC”) on June 23, 2017 and the base prospectus contained therein (File No. 333-218608). The offering of the shares of common stock will be made only by means of a prospectus supplement and accompanying base prospectus that form a part of the registration statement.

A final prospectus supplement and accompanying base prospectus relating to the shares of common stock being offered will be filed with the SEC.  Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, New York 10022, by phone at 646-975-6996 or e-mail at placements@hcwco.com.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Neuralstem
Neuralstem is a clinical-stage biopharmaceutical company developing novel treatments for nervous system diseases of high unmet medical need. The Company has two lead development candidates:

  NSI-566 is a neural stem cell therapy in clinical development for treatment of paralysis in stroke, for Amyotrophic Lateral Sclerosis (ALS) and for chronic spinal cord injury (cSCI).

  NSI-189 is a small molecule in clinical development for major depressive disorder (MDD) and in preclinical development for Angelman syndrome, irradiation-induced cognitive impairment, Type 1 and Type 2 diabetes, and stroke.

Neuralstem’s diversified portfolio of product candidates is based on its proprietary neural stem cell technology.

Cautionary Statement Regarding Forward Looking Information
This news release contains “forward-looking statements” made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in the development and commercialization of potential products, uncertainty of clinical trial results or regulatory approvals or clearances, need for future capital, dependence upon collaborators and maintenance of our intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Neuralstem’s periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Report on Form 10-Q for the three and six months ended June 30, 2018 , filed with the Securities and Exchange Commission (SEC), and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:
Argot Partners (Investor Relations)
212-600-1902
neuralstem@argotpartners.com